                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                               Medium4.com, Inc.
                    (formerly known as foreignTV.com, Inc.)
             ----------------------------------------------------
            (Exact name of registrant as specified in its Charter)


              Delaware                                   13-4037641
              --------                                   ----------
    (State or other jurisdiction of         (I.R.S. Employer Identification No.)
    incorporation or organization)


             120 Fifth Avenue, Seventh Floor, New York, New 10011
            -------------------------------------------------------
                   (Address of principal executive offices)

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective
pursuant to General Instruction A.(c), please check the following box.      [X]

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant
to General Instruction A.(d), please check the following box.               [_]

Securities Act registration statement file number to which this form relates:

       SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

              Title of Each Class                        Name of Each Exchange on
              to be so Registered                    Which Each Class is to be Registered
              -------------------                    --------------------------------------
Common Stock, par value $0.01                        The American Stock Exchange
Redeemable Common Stock Purchase Warrants            The American Stock Exchange


       SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:

                -----------------------------------------------
                               (Title of class)

Item 1.   Description of Registrant's Securities to be Registered.
          --------------------------------------------------------

     The Registrant has registered shares of its Common Stock, par value $0.01 per share, and Common Stock Purchase Warrants, pursuant to a registration statement on Form S-1 (File No. 333-71733) (the "Registration Statement"). The Registration Statement was declared effective by the Securities and Exchange Commission on April 13, 1999. Reference is made to the sections entitled "Summary--The Offering" and "Description of Capital Stock" in the prospectus forming a part of the Registration Statement, which was filed pursuant to Rule 424 of the Securities Act of 1933, as amended, on April 19, 1999 (the "Prospectus"). Such sections in the Prospectus are hereby deemed to be incorporated by reference into this registration statement in accordance with the Instruction to Item 1 of this Form.



Item 2.   Exhibits.
          --------

     3.1  Amended and Restated Certificate of Incorporation of the Registrant.

     3.2 Amendment, filed December 28, 1999, to the Amended and Restated Certificate of Incorporation of the Registrant.

     3.3 Bylaws of the Registrant (Incorporated by reference to Exhibit 3.2 to the Registration Statement on Form S-1 (File No. 333-71733) of the Registrant, as amended).

     4.1 Form of certificate evidencing Common Stock (Incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-1 (File No. 333-71733) of the Registrant, as amended).

     4.2 Form of certificate evidencing Common Stock Purchase Warrants (Incorporated by reference to Exhibit 4.2 to the Registration Statement on Form S-1 (File No. 333-71733) of the Registrant, as amended).

     4.3 Form of Warrant Agreement between the Registrant and American Stock Transfer & Trust Company, as Warrant Agent (Incorporated by reference to Exhibit 4.5 to the Registration Statement on Form S-1 (File No. 333-31733) of the Registrant, as amended).

                                  SIGNATURES
                                  ----------

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.



                                      Medium4.com, Inc.


                                      By: /s/ Jonathan Braun
                                         ------------------------
                                         Name: Jonathan Braun
                                         Title: Chief  Executive Officer



Dated:  May 5, 2000
        -----------